Exhibit 4.20

Private & Confidential

Dated 13 August 2009

DANAOS CORPORATION	(1)
as Borrower

FORTIS BANK (NEDERLAND) N.V.	(2)
as Lead Arranger

LLOYDS TSB BANK PLC and NATIONAL BANK OF GREECE S.A.	(3)
as Co-Arrangers

FORTIS BANK (NEDERLAND) N.V., LLOYDS TSB BANK PLC and NATIONAL BANK OF GREECE S.A.	(4)
as Lenders

FORTIS BANK (NEDERLAND) N.V.	(5)
as Agent

FORTIS BANK (NEDERLAND) N.V.	(6)
as Security Trustee

FORTIS BANK (NEDERLAND) N.V., LLOYDS TSB BANK PLC and NATIONAL BANK OF GREECE S.A.	(7)
as Swap Banks

SEACARRIERS SERVICES INC., SEACARRIERS LINES INC., AUCKLAND MARINE INC and WELLINGTON MARINE INC.	(8)
as Guarantors

SUPPLEMENT AGREEMENT
relating to a LOAN AGREEMENT
dated 29 July 2008 for a $253,200,000
Loan relating to the m.v.s. “YM Seattle”,
“YM Vancouver”, “YM Colombo” and
“YM Singapore”

Contents

Clause		Page

1	Definitions	2

2	Effective Date	2

3	Fee	2

4	Waiver	3

5	Amendments to the Loan Agreement	3

6	References to the Loan Agreement	3

7	Acknowledgment	4

8	Covenants	4

9	Representations	4

10	Costs	5

11	Miscellaneous	6

THIS SUPPLEMENTAL AGREEMENT is dated 13 August 2009 and made BETWEEN:

(1)                                  DANAOS CORPORATION as Borrower;

(2)                                  FORTIS BANK (NEDERLAND) N.V. as Lead Arranger;

(3)                                  LLOYDS TSB BANK PLC and NATIONAL BANK OF GREECE S.A. as Co-Arrangers;

(4)                                  FORTIS BANK (NEDERLAND) N.V., LLOYDS TSB BANK PLC and NATIONAL BANK OF GREECE S.A. as Lenders;

(5)                                  FORTIS BANK (NEDERLAND) N.V. as Agent;

(6)                                  FORTIS BANK (NEDERLAND) N.V. as Security Trustee;

(7)                                  FORTIS BANK (NEDERLAND) N.V., LLOYDS TSB BANK PLC and NATIONAL BANK OF GREECE S.A. as Swap Banks; and

(8)                                  SEACARRIERS SERVICES INC., as Guarantor;

(9)                                  SEACARRIERS LINES INC., as Guarantor;

(10)                            AUCKLAND MARINE INC., as Guarantor; and

(11)                            WELLINGTON MARINE INC., as Guarantor (parties (8) to (11) together, the Guarantors).

WHEREAS:

(A)                              Pursuant to a loan agreement dated 29 July 2008 between the parties hereto other than the Guarantors, the Lenders made available to the Borrower a loan up to an aggregate amount of $253,200,000 for the purpose of refinancing the m.v. “YM Seattle”, m.v. “YM Vancouver”, m.v. “YM Colombo” and m.v. “YM Singapore” (the Loan Agreement).

(B)                                Pursuant to a letter from the Borrower to the Agent dated 17 June 2009, the Borrower informed the Agent that it expected as at 30 June 2009 to be unable to satisfy certain financial covenant terms of the Loan Agreement and requested a waiver of relevant provisions of the Loan Agreement.

(C)                                Pursuant to a letter from the Agent to the Borrower dated 2 July 2009, the Agent informed the Borrower that it was, in conjunction with the Lenders, considering the letter and waiver request referred to in Recital (B).

(D)                               The Borrower and the Lenders have agreed to waive and amend certain provisions of the Loan Agreement as set out in this Supplemental Agreement.

IT IS AGREED as follows:

1                                         Definitions

1.1                               Definitions

In this Supplemental Agreement, words and expressions shall have the means given to them in the Loan Agreement and in addition:

Effective Date means the date specified in the Effective Date Notice served pursuant to clause 2;

Effective Date Notice shall mean the notice in the form of Schedule 2 issued by the Agent pursuant to clause 2;

Orderbook shall mean the description of the orders placed by the Borrower to purchase new vessels contained in Schedule 3; and

Waiver Period shall mean the period from and including 30 June 2009 to and including 1 October 2010.

1.2                               Interpretation

The provisions of clauses 1.3 (Headings) and 1.7 (Third Parties) of the Loan Agreement shall apply to this Supplemental Agreement as if set out herein in full, mutatis mutandis.

2                                         Effective Date

2.1                                 The Effective Date shall occur when the Agent has received the documents and evidence described in Schedule 1. After the Effective Date has occurred, the Agent shall execute the Effective Date Notice which shall confirm the Effective Date and shall deliver one original of the Effective Date Notice to each other party to this Supplemental Agreement.

2.2                                 Notwithstanding any provisions of this Supplemental Agreement to the contrary, in the event of any misrepresentation in relation to the representation and warranty in clause 9.1.2 (Representations; Waivers) the Effective Date shall be deemed not to have occurred and the waiver contained in clause 4 (Waiver) of this Supplemental Agreement shall cease to have, and be deemed never to have had any effect whatsoever.

3                                         Fee

On the date hereof, the Borrower shall pay $1,012,800 (such amount being equal to zero point four per cent (0.4%) of $253,200,000 being the amount of the loan originally made available to the Borrower pursuant to the Loan Agreement) to the following account of the Agent for onward payment to the Lenders pro-rata to their respective Commitments:

Account No.:	25.59.56.916
IBAN:	NL30 FTSB 0255 9569 16
BIC:	FTSBNL2R
Bank:	Fortis Bank (Nederland) N.V.

4                                         Waiver

4.1                                 Provided that the Effective Date has occurred, the Agent and the Lenders agree that they shall waive their respective rights under the following clauses of the Loan Agreement for the duration of the Waiver Period:

4.1.1                        clause 8.2.1 (Security Value Maintenance);

4.1.2                        clause 8.3.1(a) (Financial Undertakings); and

4.1.3                        clause 10.1.2 (Breach of Insurance and certain other obligations) to the extent that the relevant breach occurs under clause 8.2.1 (Security Value Maintenance) or clause 8.3.1(a) (Financial Undertakings).

4.2                                 Provided that the Effective Date has occurred, the Agent and the Lenders also agree that they shall waive their respective rights under clause 10.1.3 (Breach of other obligation (1)) in relation to the breach of clause 8.1.15 (No amendment to the Transaction Documents) of the Loan Agreement in consequence of the Borrower’s agreeing to the amendments to the Loan Agreement described in this Supplemental Agreement.

5                                         Amendments to the Loan Agreement

Clause 1.2 of the Loan Agreement shall be amended on the Effective Date as follows:

5.1                                 the definition of Margin shall be deleted and replaced with the following:

Margin means, for each Interest Period commencing prior to the date of the Supplemental Agreement, zero point seven five per cent (0.75%) per annum and for each Interest Period commencing thereafter, two per cent (2.00%) per annum.

5.2                                 the following definition shall be inserted:

Supplemental Agreement means the supplemental agreement to this Agreement dated [to insert date of this Supplemental Agreement] 2009 made between the parties to this Agreement and the Owners.

5.3                                 in the definition of Security Documents, the words “and Deed of Covenants” shall be replaced with the words and punctuation “, the Deed of Covenants and the Supplemental Agreement”.

6                                         References to the Loan Agreement

As from the Effective Date, all references in the Security Documents to the Loan Agreement shall be construed as references to the Loan Agreement as amended by the terms of this Supplemental Agreement.

7                                         Acknowledgment

Each Guarantor acknowledges the amendments to be made to the Loan Agreement pursuant to the terms of this Supplemental Agreement and agrees that, with effect from the Effective Date, references in the Guarantee to which it is a party to the term “Loan Agreement” shall be construed as references to the Loan Agreement as amended pursuant to this Supplemental Agreement.

8                                         Covenants

8.1                                 With effect from the Effective Date, the Borrower undertakes that during the Waiver Period:

8.1.1                        it shall not declare or issue a cash dividend in relation to its respective ordinary shares or common stock; and

8.1.2                        it shall apply all moneys received pursuant to the issue of shares or other instruments in its capital whether by one or more transactions towards the financing of the purchase of the vessels described in the Orderbook.

8.2                                 The Borrower undertakes to use best efforts (taking account of the prevailing conditions in the equity markets including those relevant to shipping companies) to raise additional capital until the end of 31 March 2010.

9                                         Representations

9.1                                 The Borrower represents and warrants on the Effective Date to the other parties to this Supplemental Agreement (save for the Guarantors) as follows:

9.1.1                        The Orderbook: the Orderbook contains a true, complete and up-to-date list of the vessels which the Borrower has ordered and which are expected to be delivered in respect of the period from July 2009 to June 2012.

9.1.2                        Waivers: each member of the Borrower’s Group has obtained from each of its financiers a written waiver of any and all breaches of the terms of agreements to which the relevant financier and the relevant member(s) of the Borrower’s Group are party, such waiver being in respect of a period starting no later than the first day of the Waiver Period and ending no earlier than the last day of the Waiver Period.

9.2                                 The Borrower and each Guarantor represent and warrant on the date hereof and on the Effective Date to the other parties to this Supplemental Agreement as follows:

9.2.1                        Status: it is a corporation domesticated in and validly existing and in good standing under the laws of the Republic of the Marshall Islands (in the case of the Borrower) or Liberia (in the case of the Guarantors).

9.2.2                        Corporate power: it has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it to execute, enter into, and perform its obligations under this Supplemental Agreement.

9.2.3                        Consents in force: all the consents referred to in clause 8.1.8 of the Loan Agreement remain in force and nothing has occurred which makes any of them liable to revocation.

9.2.4                        Legal validity; effective security interests: this Supplemental Agreement constitutes its legal, valid and binding obligations enforceable against it in accordance with their respective terms.

9.2.5                        No conflicts: its execution of this Supplemental Agreement and its compliance herewith will not involve or lead to a contravention of:

(a)              any law or regulation; or

(b)             its constitutional documents; or

(c)              any contractual or other obligation or restriction which is binding on it or any of its assets.

9.2.6                        Information: all information which has been provided in writing by or on behalf of the Borrower and the Guarantors to the other parties hereto in connection herewith satisfied the requirements of clause 8.1.3 of the Loan Agreement.

9.2.7                        No litigation: no legal or administrative action involving it has been commenced or taken or, to its knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on its ability to satisfy and discharge in a timely manner any of its liabilities or obligations under this Supplemental Agreement.

9.2.8                        Taxes paid: it has paid all taxes applicable to, or imposed on or in relation to it and its business.

9.2.9                        No money laundering: it is acting in relation to this Supplemental Agreement for its own account and that entry into the Supplemental Agreement will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

10                                  Costs

Any and all reasonably out-of-pocket costs, charges and expenses incurred by the parties to this Supplemental Agreement and the arrangements contemplated hereby shall be for the account of and shall be reimbursed by the Borrower. The Borrower shall pay or reimburse any such costs, charges and expenses submitted to it for payment or reimbursement within 30 days after receipt of demand therefor.

11                                  Miscellaneous

The provisions of clause 16 (Notices and other matters) and 17 (Governing law and jurisdiction) shall apply to this Supplemental Agreement as if set out herein in full, mutatis mutandis.

Schedule 1

Conditions Precedent

1                                         Constitutional documents

In respect of the Borrower and each Guarantor:

(i)                                     either (a) copies, certified by its duly authorised signatory as true, complete and up to date copies of all documents which contain or establish or relate to its constitution or (b) confirmation from its duly authorised signatory that the copies of such documents attached to the certificates signed by Evangelos Chatzis dated 29 July 2008 (in the case of the Borrower), by Efstathios Sfyris dated 28 July 2009 (in respect of Seacarriers Services Inc, Seacarriers Lines Inc and Wellington Marine Inc) and by Konstantinos Sfyris dated 28 July 2009 (in respect of Auckland Marine Inc) (together, the Certificates) remain up-to-date and in full force and effect; and

(ii)                                  evidence it is in good standing under the laws of its incorporation.

2                                         Corporate authorisations

In respect of the Borrower and each Guarantor, confirmation from an authorised signatory that the copies of its resolutions attached to the Certificates remain up-to-date and in full force and effect and have not been revoked or, if required by Marshall Islands or Liberian counsel for the Agent and the Lenders for the purposes of producing the legal opinions referred to in paragraph 5 below, copies of resolutions of the directors of it approving this Supplemental Agreement, and each authorising the signature, delivery and performance of its obligations thereunder, certified by a duly authorised signatory of it as:

(i)                                     being true and correct;

(ii)                                  being duly passed at meeting of its directors duly convened and held;

(iii)                               not having been amended, modified or revoked; and

(iv)                              being in full force and effect,

together with originals or certified copies of any powers of attorney issued by it pursuant to such resolutions.

3                                         Incumbency certificate

An original certificate signed by a duly authorised signatory of the Borrower and each Guarantor no earlier than five (5) Banking Days prior to the date of this Supplemental Agreement certifying the names of the officers and directors of it and attaching copies of the signatures of the persons who have been authorised on behalf of it to sign this Supplemental Agreement.

4                                         Documents

A signed original of this Supplemental Agreement.

5                                         Legal opinions

(i)                                     a legal opinion of Watson, Farley & Williams LLP, New York with respect to matters of Marshall Islands law; and

(ii)                                  a legal opinion of Watson, Farley & Williams LLP with respect to matters of Liberian law;

6                                         Fees

Evidence that the fees and expenses due under this Supplemental Agreement have been paid in full.

7                                         Waivers regarding breaches of other financings

A letter signed by a duly authorised signatory of the Borrower confirming that each member of the Borrower’s Group has obtained from each of its financiers a written waiver of any and all breaches of the terms of agreements to which the relevant financier and the relevant member(s) of the Borrower’s Group are party, such waiver being in respect of a period starting no later than the first day of the Waiver Period and ending no earlier than the last day of the Waiver Period.

Schedule 2

Form of Effective Date Notice

Date: [•] 2009

Pursuant to and for the purposes of clause 2 of a supplemental agreement dated [•] between Danaos Corporation as borrower, Fortis Bank (Nederland) N.V. as lead arranger, lender, agent, security trustee and swap bank, National Bank of Greece S.A. as co-arranger, lender and swap bank and Lloyds TSB Bank plc as co-arranger, lender and swap bank and Seacarriers Services Inc., Seacarriers Lines Inc., Auckland Marine, Inc. and Wellington Marine, Inc. as guarantors, we hereby confirm that the Effective Date occurred at or about                                a.m./p/m/ on                                     2009.

Yours faithfully

For and on behalf of:
FORTIS BANK (NEDERLAND) N.V.
as Agent
Dated: 2009

Schedule 3

Orderbook

[to insert]

Hull Number	TEU	Yard	Delivery Date
HN S4001	6,500	Sungdong Shipbuilding & Marine Engineering Co. Ltd.	Sep. 2009
HN S4002	6,500	Sungdong Shipbuilding & Marine Engineering Co. Ltd.	Dec. 2009
HN N-219	3,400	Hanjin Heavy Industries & Construction Co. Ltd.	Dec. 2009
HN S4003	6,500	Sungdong Shipbuilding & Marine Engineering Co. Ltd.	Dec. 2009
HN S4004	6,500	Sungdong Shipbuilding & Marine Engineering Co. Ltd.	Jan. 2010
HN N-214	6,500	Hanjin Heavy Industries & Construction Co. Ltd.	Jan. 2010
HN S4005	6,500	Sungdong Shipbuilding & Marine Engineering Co. Ltd.	Feb. 2010
HN N-215	6,500	Hanjin Heavy Industries & Construction Co. Ltd.	Mar. 2010
HN N-220	3,400	Hanjin Heavy Industries & Construction Co. Ltd.	Apr. 2010
HN N-216	6,500	Hanjin Heavy Industries & Construction Co. Ltd.	May. 2010
HN N-221	3,400	Hanjin Heavy Industries & Construction Co. Ltd.	Jul. 2010
HN N-217	6,500	Hanjin Heavy Industries & Construction Co. Ltd.	Jul. 2010
HN N-222	3,400	Hanjin Heavy Industries & Construction Co. Ltd.	Oct. 2010
HN N-218	6,500	Hanjin Heavy Industries & Construction Co. Ltd.	Oct. 2010
HN N-223	3,400	Hanjin Heavy Industries & Construction Co. Ltd.	Dec. 2010
HN S461	10,100	Hyundai Samho Heavy Industries Co. Ltd.	Dec. 2010
HN S462	10,100	Hyundai Samho Heavy Industries Co. Ltd.	Jan. 2011
HN S463	10,100	Hyundai Samho Heavy Industries Co. Ltd.	Mar. 2011
HN Z 00001	8,530	Jiangnan Changxing Shanghai Heavy Industry Co. Ltd.	Mar. 2011
HN Z 00002	8,530	Jiangnan Changxing Shanghai Heavy Industry Co. Ltd.	May. 2011
HN Z 00004	8,530	Jiangnan Changxing Shanghai Heavy Industry Co. Ltd.	Jun. 2011
HN Z 00003	8,530	Jiangnan Changxing Shanghai Heavy Industry Co. Ltd.	Jun. 2011
HN H1022A	8,530	Jiangnan Changxing Shanghai Heavy Industry Co. Ltd.	Sep. 2011
HN S456	12,600	Hyundai Samho Heavy Industries Co. Ltd.	Feb. 2012
HN S457	12,600	Hyundai Samho Heavy Industries Co. Ltd.	Feb. 2012
HN S458	12,600	Hyundai Samho Heavy Industries Co. Ltd.	May. 2012
HN S459	12,600	Hyundai Samho Heavy Industries Co. Ltd.	Jun. 2012
HN S460	12,600	Hyundai Samho Heavy Industries Co. Ltd.	Jun. 2012

Execution Page

Borrower

EXECUTED and DELIVERED		)	/s/ Iraklis Prokopakis
by its duly authorised attorney-in-fact		)	Iraklis Prokopakis
for and on behalf of		)	Senior Vice-President/COO/Director
DANAOS CORPORATION		)

/s/ Dimltri J. Andritsoyiannis
Dimltri J. Andritsoyiannis
in the presence of:			Vice-President/CFO/Director

/s/ Joanna G. Koukouli
Witness

Name:	JOANNA G. KOUKOULI

Address:

Occupation:

Lead Arranger

SIGNED by		)
for and on behalf of		)
FORTIS BANK (NEDERLAND) N.V.		)	/s/ Authorized Signatory
as Lead Arranger		)

Co-Arrangers

SIGNED by		)
for and on behalf of		)
LLOYDS TSB BANK PLC		)	/s/ Authorized Signatory
as Co-Arranger		)

11

Execution Page

Borrower

EXECUTED and DELIVERED	)
by its duly authorised attorney-in-fact	)
for and on behalf of	)
DANAOS CORPORATION	)	/s/ Authorized Signatory
in the presence of:		Attorney-in-Fact

/s/ Authorized Signatory
Witness

Name:

Address:

Occupation:

Lead Arranger

SIGNED by	)
for and on behalf of	)
FORTIS BANK (NEDERLAND) N.V.	)	/s/ A.C.A.J. Biesbroeck	/s/ P.R.G. Zaman
as Lead Arranger	)	A.C.A.J. Biesbroeck	P.R.G. Zaman

Co-Arrangers

SIGNED by	)
for and on behalf of	)
LLOYDS TSB BANK PLC	)	/s/ Authorized Signatory
as Co-Arranger	)

SIGNED by	)
for and on behalf of	)

11

Execution Page

Borrower

EXECUTED and DELIVERED	)
by its duly authorised attorney-in-fact	)
for and on behalf of	)
DANAOS CORPORATION	)	/s/ Authorized Signatory
in the presence of:		Attorney-in-Fact

/s/ Authorized Signatory
Witness

Name:

Address:

Occupation:

Lead Arranger

SIGNED by	)
for and on behalf of	)
FORTIS BANK (NEDERLAND) N.V.	)	/s/ Authorized Signatory
as Lead Arranger	)

Co-Arrangers

SIGNED by PAUL THOM	)
for and on behalf of	)
LLOYDS TSB BANK PLC	)	/s/ Paul Thom
as Co-Arranger	)

SIGNED by	)
for and on behalf of	)

NATIONAL BANK OF GREECE S.A.	)	/s/ Florakis Panagiotis	/s/ M. Maniatakou
as Co-Arranger	)	FLORAKIS PANAGIOTIS	M. Maniatakou

The Lenders

SIGNED by	)
for and on behalf of	)
FORTIS BANK (NEDERLAND) N.V.	)	/s/ A.C.A.J. Biesbroeck	/s/ P.R.G. Zaman
as a Lender	)	A.C.A.J. Biesbroeck	P.R.G. Zaman

SIGNED by PAUL THOM	)
for and on behalf of	)
LLOYDS TSB BANK PLC	)	/s/ Paul Thom
as Lender	)

SIGNED by	)
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)	/s/ Florakis Panagiotis	/s/ M. Maniatakou
as Lender	)	FLORAKIS PANAGIOTIS	M. Maniatakou

Agent

SIGNED by	)
for and on behalf of	)
FORTIS BANK (NEDERLAND) N.V.	)	/s/ L.J.M. van der Knaap
as Agent	)	L.J.M. van der Knaap

/s/ M.G. Meijer
M.G. Meijer

Security Trustee

SIGNED by	)
for and on behalf of	)
FORTIS BANK (NEDERLAND) N.V.	)	/s/ L.J.M. van der Knaap
as Security Trustee	)	L.J.M. van der Knaap

/s/ M.G. Meijer
M.G. Meijer

Swap Banks

SIGNED by	)
for and on behalf of	)
FORTIS BANK (NEDERLAND) N.V.	)	/s/ A.C.A.J. Biesbroeck	/s/ P.R.G. Zaman
as Swap Bank	)	A.C.A.J. Biesbroeck	P.R.G. Zaman

SIGNED by PAUL THOM	)
for and on behalf of	)
LLOYDS TSB BANK PLC	)	/s/ Paul Thom
as Swap Bank	)

SIGNED by	)
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)	/s/ Florakis Panagiotis	/s/ M. Maniatakou
as Swap Bank	)	FLORAKIS PANAGIOTIS	M. Maniatakou
[ILLEGIBLE]

Guarantors

SIGNED by	)
for and on behalf of	)
SEACARRIERS SERVICES INC.	)	/s/ Joanna Koukouli
as Guarantor	)	Joanna Koukouli
Attorney-in-Fact

SIGNED by	)
for and on behalf of	)
SEACARRIERS LINES INC.	)	/s/ Joanna Koukouli
as Guarantor	)	Joanna Koukouli
Attorney-in-Fact

SIGNED by	)
for and on behalf of	)
AUCKLAND MARINE INC.	)	/s/ Joanna Koukouli
as Guarantor	)	Joanna Koukouli
Attorney-in-Fact

SIGNED by	)
for and on behalf of	)
WELLINGTON MARINE INC.	)	/s/ Joanna Koukouli
as Guarantor	)	Joanna Koukouli
Attorney-in-Fact